                              UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON D.C.  20549

                               SCHEDULE 14A
                               INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Materials Pursuant to Section 240.14a-12

                            MITY Enterprises, Inc.
              (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

   (2)  Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4)  Proposed maximum aggregate value of transaction:

   (5)  Total fee paid:

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

   (2)  Form, Schedule or Registration Statement No.:

   (3)  Filing Party:

   (4)  Date Filed:

             [GRAPHIC OMITTED - MITY ENTERPRISES, INC. LOGO]

                            MITY ENTERPRISES, INC.

                             1301 West 400 North
                              Orem, Utah 84057

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON AUGUST 3, 2006


     The Annual Meeting of shareholders of MITY Enterprises, Inc., a Utah corporation, will be held at our headquarters, 1301 West 400 North, Orem, Utah 84057 on Thursday, August 3, 2006, at 2:00 p.m., local time, for the following purposes:

     1. To elect the five nominees to the Board of Directors for the ensuing year or until their successors are elected,

     2. To approve the adoption of the Company's 2006 Stock Incentive Plan, and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on June 9, 2006, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any postponement or adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy in the enclosed postage-paid envelope as promptly as possible. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

                                        By Order of the Board of Directors,


                                        /s/ Gregory D. Dye
                                        ----------------------------------
                                        Gregory D. Dye
                                        Corporate Secretary

Orem, Utah, June 26, 2006

                             MITY ENTERPRISES, INC.
                              1301 West 400 North
                               Orem, Utah  84057

                              -------------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 3, 2006


We are mailing this Proxy Statement, with the accompanying proxy card, to you on or about June 28, 2006 in connection with the solicitation of proxies by and on behalf of the Board of Directors of MITY Enterprises, Inc. (the "Company") for the Annual Meeting of Shareholders and any adjournment or postponement of that meeting. The meeting will be held Thursday, August 3, 2006, at 2:00 p.m. local time, or at any adjournment(s) thereof. The purposes of the meeting are set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The meeting will be held at our headquarters, 1301 West 400 North, Orem, Utah 84057.


             INFORMATION CONCERNING SOLICITATION AND VOTING

WHAT AM I VOTING ON?

You are voting on the election of nominees to serve on our Board of Directors, a motion to approve the adoption of the Company's 2006 Stock Incentive Plan, and any other business properly coming before the 2006 Annual Meeting of Shareholders.

WHO CAN ATTEND AND VOTE AT THE MEETING?

Shareholders of record at the close of business on June 9, 2006 are entitled to notice of and to vote at the meeting. As of the record date, 3,714,697 shares of Common Stock, $.01 par value per share, were issued and outstanding and entitled to be voted at the meeting. Each share of Common Stock will be entitled to one vote on each matter submitted to a vote of shareholders at the Annual Meeting. The proxy card provided with this Proxy Statement indicates the number of shares of Common Stock that you own and are entitled to vote at the meeting.

WHAT CONSTITUTES A QUORUM AT THE MEETING?

The presence at the meeting, in person or represented by proxy, of the holders of a majority of our Common Stock outstanding on the record date will constitute a quorum for purposes of the meeting. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and so-called "broker non-votes"(i.e., shares held by a broker nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present.

HOW DO I VOTE BY PROXY?

Each shareholder will be entitled to one vote for each share of Common Stock held at the record date. If you properly fill in your proxy card and either we or our transfer agent receive it in time to vote at the meeting, your proxy will vote your shares as you have directed.

If you sign, date and return the proxy card but do not specify how your shares are to be voted, then your proxy will vote your shares in accordance with the recommendations of the Board of Directors.

Assuming a quorum is present, a plurality of votes cast by the shares entitled to vote in the election of directors will be required to elect each director and to approve the stock incentive plan. After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You can change your vote at any time before your proxy is exercised. To change your vote, you may:

   - Deliver to the Company a written notice of revocation or a duly executed proxy bearing a later date, or
   - Attend the meeting, withdraw your proxy, and vote in person.

An appointment of proxy is revoked upon the death or incapacity of the shareholder if the Corporate Secretary or other officer of the Company authorized to tabulate votes receives notice of such death or incapacity before the proxy exercises its authority under the appointment.

HOW DO I VOTE MY 401(K) SHARES?

If you participate in our 401(k) plan and hold our shares within that account, you will receive a proxy card that covers Company shares allocated to your account. Properly completed and signed proxy cards will serve to instruct the plan trustee on how to vote any shares allocated to your account.

HOW IS THE COMPANY SOLICITING PROXIES?

We will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and we may reimburse brokerage firms and other persons holding shares of our Common Stock in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.

WHO WILL SERVE AS INSPECTOR OF ELECTIONS?

The Company's Corporate Secretary will count the votes and act as inspector of election.

WHAT IS THE DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS?

Shareholders of the Company who intend to present proposals at our 2007 Annual Meeting must deliver such proposals to us no later than February 14, 2007, in order to be included in the proxy statement and form of proxy relating to the 2007 Annual Meeting.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES

     Our Board of Directors currently consists of five directors. It is contemplated that five directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Board's five nominees, namely, Gregory L. Wilson, Ralph E. Crump, C. Lewis Wilson, Peter Najar and Hal B. Heaton, all of whom are presently directors of the Company.

     Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. The five nominees receiving the highest number of votes will be elected to serve as directors. Accordingly, abstentions and broker non-votes relating to the election of directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by proxies will be voted FOR the election of the five nominees named above. In the event that any director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted FOR any nominee who shall be designated by the present Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of shareholders, or until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE FIVE NOMINEES TO OUT BOARD OF DIRECTORS.


          AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE

     The Board of Directors has determined each of the following directors to be "an independent director" as such term is defined in Marketplace Rule 4200
(a)(15) of the National Association of Security Dealers: Ralph E. Crump, Peter Najar, and Hal B. Heaton (the "Independent Directors"). The Independent Directors intend to meet in executive sessions at which only Independent Directors will be present in conjunction with each scheduled meeting of the Board of Directors.

                      BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of four meetings during the fiscal year ended March 31, 2006. The Audit Committee of the Board of Directors, consisting of directors Heaton, Crump and Najar, met four times during the last fiscal year. The Audit Committee is primarily responsible for overseeing the quality and integrity of our accounting, auditing and financial reporting practices. This includes reviewing the services performed by our independent public accountants and internal accounting department and evaluating our accounting principles and system of internal accounting controls. The Compensation Committee of the Board of Directors, consisting of directors Crump, Najar, and Heaton, met twice during the last fiscal year.
The Compensation Committee is primarily responsible for reviewing compensation of executive officers and overseeing the granting of stock options. The Nominations Committee of the Board of Directors, consisting of directors Najar, Crump and Heaton, met twice during the last fiscal year. The Nominations Committee is primarily responsible for determining the slate of director nominees for election to our Board of Directors, filling vacancies occurring between annual meetings of shareholders, and recommending individuals to the Board for nomination as members of the standing committees of the Board. All members of the Board of Directors, Audit Committee, Compensation Committee, and Nominations Committee attended at least 75 percent of all meetings held during the fiscal year ended March 31, 2006. The Board's policy is that each of our directors is expected to attend the Annual Meeting of Shareholders. All members of the Board of Directors were in attendance at last year's Annual Meeting. Shareholders who wish to communicate directly with the Board of Directors can contact them by mail at: MITY Enterprises, Inc. Board of Directors, Attention: Gregory L. Wilson, Chairman of the Board, 1301 West 400 North, Orem, UT 84057. All communications made by this means will be received by the Chairman of the Board.


                         DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to our director nominees and executive officers as of June 9, 2006.

                                             DIRECTOR OR OFFICER
     NAME                 AGE             POSITION WITH THE COMPANY
-------------------      -----       --------------------------------------
Gregory L. Wilson          58         Chairman of the Board
Bradley T Nielson          44         President and Chief Executive Officer
Paul R. Killpack           37         Chief Financial Officer and Corporate
                                      Treasurer
Gregory D. Dye             46         Corporate Secretary
Ralph E. Crump             82         Director
Peter Najar                56         Director
C. Lewis Wilson            65         Director
Hal B. Heaton              55         Director

     Officers are appointed by and serve at the discretion of the Board of Directors. Each director holds office until the next Annual Meeting of shareholders or until his successor has been duly elected and qualified. Gregory L. Wilson and C. Lewis Wilson are brothers. Ralph E. Crump is the father-in-law of Peter Najar. All of our executive officers devote full time to their duties. Non-management directors devote such time as is necessary to carry out their responsibilities.

     The following is a description of the business experience of each of our director nominees and executive officers.

     Gregory L. Wilson is our founder and has been a director since our inception in September 1987. He served as the President and Chief Executive Officer from the Company's inception in September 1987 to May 2002. He has served as Chairman of the Board since March 1988. Mr. Wilson also served as the Treasurer from September 1993 to August 1995. From 1982 until 1987, Mr. Wilson was President of Church Furnishings, Inc., in Provo, Utah. He is currently a director of Stratasys, Inc. (Nasdaq), and Design Imaging, LLC. He earned a Bachelor of Arts Degree in Economics from Brigham Young University and a Masters of Business Administration Degree from Indiana University.

     Bradley T Nielson has served as our President and Chief Executive Officer since May 2002. He was the Chief Financial Officer from March 1994 to May 2002, and Chief Operating Officer from August 1998 to May 2002. He served as Corporate Secretary from January 1998 to August 1998. From August 1992 to March 1994, Mr. Nielson was the Vice President - Finance for Pinnacle Micro, Inc. From January 1991 to August 1992, he was a management consultant for Price Waterhouse's National Manufacturing Management Consulting Group. He was employed by Ernst & Young from June 1985 to January 1991. Mr. Nielson graduated summa cum laude with a Bachelor of Science Degree in Accounting from Brigham Young University. Mr. Nielson is Certified in Production and Inventory Management. He is also a Certified Public Accountant, a Certified Management Accountant and is Certified in Financial Management.
     Paul R. Killpack has served as our Chief Financial Officer since May 2002. He has served as Treasurer since August 1998. He joined the Company in April 1997 and served as the Controller prior to being named Treasurer. Mr. Killpack graduated from Brigham Young University with a Masters of Business Administration Degree and a Bachelor or Science Degree in Mechanical Engineering. He is a Certified Management Accountant and is Certified in Financial Management.

     Gregory D. Dye has served as our Corporate Secretary since August 1998. He joined the Company in August 1997 and served as an engineer, trainer and
quality manager prior to being named Corporate Secretary.   He is currently
serving as Vice-President of Manufacturing at Mity-Lite, Inc. From May 1985 to July 1997, he was a project manager, scheduler, floor manager and HR/Safety manager for Woodgrain Millwork, Inc. Mr. Dye graduated from Utah State University with a Bachelors Degree in Business/Production Management.

     Ralph E. Crump has been a director since March 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. He is a founder and director of Stratasys, Inc. (Nasdaq). He was also a founder, director and chairman of Structural Instrumentation, Inc. Mr. Crump was a founder and director of Osmonics, Inc. which merged in 2003 with General Electric (NYSE). From 1962 until 1987, Mr. Crump was the President and Chairman of Frigitronics, Inc. (NYSE). Mr. Crump is also a Trustee of the Alumni Foundation of UCLA and is overseer for the Thayer Engineering School at Dartmouth College. He received a Bachelor of Science Degree in Engineering from UCLA and a Bachelor of Science Degree in Marine Engineering from the U. S. Merchant Marine Academy. Mr. Crump is a licensed professional mechanical engineer by examination. Mr. Crump is a member of the Audit, Compensation, and Nominations Committees. He chairs the Compensation Committee.

     Peter Najar has been a director since March 1988. Mr. Najar has been a sales engineer employed by Lange Sales, Inc. in Littleton, Colorado from November 1981 to the present. From 1977 to 1981, Mr. Najar was the National Technical Director for Head Ski Co. Mr. Najar is a member of the Audit, Compensation, and Nominations Committees. He chairs the Nominations Committee.

     C. Lewis Wilson has been a director since May 1991. Since 1996, Mr. Wilson, a licensed professional engineer, has served as the Chairman and Chief Executive Officer of Heath Engineering Company, a consulting engineering firm based in Salt Lake City, Utah. From 1987 to 1996, Mr. Wilson was the President of Heath Engineering Company. He received a Bachelor of Engineering Sciences Degree in Mechanical Engineering from Brigham Young University and a Masters of Mechanical Engineering Degree from Purdue University. Mr. Wilson is a published technical author and has been an Adjunct Professor of Mechanical Engineering at the University of New Mexico, Brigham Young University and the University of Utah.

     Hal B. Heaton has been a director since May 2001. He is currently the Denny Brown Professor of Business Management at Brigham Young University's Marriott School of Management. He has served as a professor at Brigham Young University from 1982 to 1988 and from 1990 to present. From 1988 to 1990, he was a visiting associate professor of finance at Harvard University, where he taught corporate finance and advanced capital markets courses in Harvard's Master of Business Administration program. He also serves as a director for C2 Technologies (OTC), formerly Acceris Incorporated. He received a Ph.D. in Finance and a Masters Degree in Economics from Stanford University. He received his Masters of Business Administration and a Bachelors Degree in Computer Science and Mathematics from Brigham Young University. Mr. Heaton is a member of the Audit, Compensation, and Nominations Committees. He chairs the Audit Committee.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who own beneficially more than 10 percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of the Company's equity securities. Officers, directors and greater than 10 percent beneficial owners are required to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that the directors, officers, and greater than 10 percent shareholders have timely filed all necessary Forms 3, 4 and 5, for the fiscal year ended March 31, 2006.

                    SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth security ownership information as of June 9, 2006 (i) for persons known by us to own beneficially more than 5 percent of the Company's Common Stock, (ii) for each director or director nominee and named executive officer, and (iii) for all named executive officers and directors as a group:

                                       SHARES BENEFICIALLY     PERCENT OF
NAME & ADDRESS(1)                            OWNED(2)           CLASS(3)
-------------------------------------  -------------------  ----------------

Gregory L. and Kathleen Wilson(4)            739,005             19.16%

Royce & Associates, LLC(5)                   314,500              8.15

Peter Najar and Constance S. Crump(6)        256,607              6.65

Marathons Partners, LP(7)                    242,684              6.29

Ralph E. Crump(8)                            214,600              5.56

Bradley T Nielson(9)                         145,200              3.76

Paul R. Killpack(10)                          39,673              1.03

C. Lewis Wilson(11)                           36,100              0.94

Gregory D. Dye(12)                            31,819              0.83

Hal B. Heaton(13)                             16,000              0.41

All officers and directors as a group
 (8 persons)                               1,479,004             38.35


(1)  The address for Gregory L. and Kathleen Wilson, Bradley T Nielson, Paul
R. Killpack, and Gregory D. Dye is 1301 West 400 North, Orem, Utah 84057. The address for Peter Najar and Constance S. Crump is 9900 Phillips Road, Lafayette, Colorado 80026. The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The address for Marathon Partners, LP is 52 Vanderbilt Avenue, 5th Floor, New York, NY 10017. The address for Ralph E. Crump is 28 Twisted Oak Circle, Trumbull, Connecticut 06611. The address for C. Lewis Wilson is 377 West 800 North, Salt Lake City, Utah 84103. The address for Hal B. Heaton is 1441 North 1450 East, Provo, Utah 84604.

(2) The number of shares beneficially owned includes shares of the Company's Common Stock for which the persons set forth in this table have or share either investment or voting power. The number of shares beneficially owned also includes shares that any of the named persons has the right to acquire within 60 days of June 9, 2006 upon exercise of the stock options granted to them under the Company's 1997 Stock Incentive Plan.

(3) All percentages have been calculated to include 3,714,697 shares of Common Stock outstanding on June 9, 2006, and the options exercisable by the named individuals within 60 days following June 9, 2006.

(4) Includes 493,279 shares owned individually by Mr. Wilson, 234,740 shares owned individually by his wife, Kathleen Wilson, and 10,986 shares held by Kathleen Wilson as the custodian for the Wilson children. Gregory and Kathleen Wilson disclaim beneficial ownership of the shares held by Kathleen Wilson as custodian for their children.

(5) Information is based on Form 13F, dated May 9, 2006, filed with the SEC by Royce & Associates LLC for the period ended March 31, 2006.

(6) Includes 134,274 shares owned individually by Mr. Najar, 116,333 shares owned individually by his wife Constance S. Crump (wife of Mr. Najar), and 6,000 shares held in trust for certain young relatives with Constance S. Crump acting as custodian. Mr. Najar disclaims beneficial ownership of the shares held by Constance S. Crump as custodian.

(7) Information is based on Form 13F, dated May 15, 2006 filed with the SEC by Marathon Partners LP for the period ended March 31, 2006.

(8) Includes 107,300 shares owned individually by Mr. Crump and 107,300 shares owned individually by Marjorie Crump, the wife of Mr. Crump.

(9) Includes 42,000 shares owned individually by the Bradley T Nielson Trust, 35,700 shares owned by the Kellie Joan Nielson Trust and 67,500 shares that Mr. Nielson had the right to acquire within 60 days following June 9, 2006 upon exercise of options granted to him. Mr. Nielson is the trustee of the Bradley T Nielson Trust. Kellie Joan Nielson is the trustee of the Kellie Joan Nielson Trust and is the wife of Mr. Nielson. Mr. Nielson disclaims beneficial ownership of the shares held by Kellie Joan Nielson.

(10) Includes 1,400 shares owned individually by Mr. Killpack, 773 shares owned by Mr. Killpack through the Company's 401(k) Plan and 37,500 shares that Mr. Killpack had the right to acquire within 60 days following June 9, 2006 upon exercise of options granted to him.

(11) Includes 8,543 shares owned individually by Mr. Wilson, 18,114 shares owned jointly by Mr. Wilson and his wife, Grace Wilson, 8,543 shares owned individually by Grace Wilson, and 900 shares held by Mr. Wilson as custodian for the Wilson children.

(12) Includes 1,000 shares owned individually by Mr. Dye, 3,819 shares owned by Mr. Dye through the Company's 401(k) Plan and 27,000 shares that Mr. Dye had the right to acquire within 60 days following June 9, 2006 upon exercise of options granted to him.

(13) Includes 6,000 shares owned individually by Mr. Heaton and 10,000 shares that Mr. Heaton had the right to acquire within 60 days following June 9, 2006 upon exercise of options granted to him.

                         EQUITY AND COMPENSATION

The following table sets forth the annual and long-term compensation awards to our President and Chief Executive Officer and the other three most highly compensated executive officers (the "Named Executive Officers") for services in all capacities to the Company for the fiscal years ended March 31, 2004, March 31, 2005 and March 31, 2006.

                         SUMMARY COMPENSATION TABLE
                                                            Long-Term
                                  Annual Compensation      Compensation
                                 --------------------- ---------------------
                                                       Securities
                                                       Underlying     All
                       Fiscal                            Options     Other
                        Year        Salary   Bonus (1)   SARs (#)   Comp.(2)
                       ------      -------   ---------  ---------   -------
Gregory L. Wilson,      2006       $85,000          -         -     $32,700
Chairman                2005        85,000          -         -      46,200
                        2004        85,000     73,100         -      40,400

Bradley T Nielson,      2006        80,000    175,000         -      18,100
President and Chief     2005        80,000     99,000         -      13,800
Executive Officer       2004        80,000    150,000         -       9,700

Paul R. Killpack,       2006        80,000     54,100         -       4,800
Chief Financial Officer 2005        80,000     38,000         -       2,100
and Corporate Treasurer 2004        80,000     48,000     8,000(3)    2,200

Gregory D. Dye,         2006        80,000     58,300         -       3,700
Corporate Secretary     2005        80,000     50,000         -       5,500
                        2004        80,000     53,000    15,000(3)    3,100

(1) During the reported periods, bonuses were awarded annually at the discretion of the Board of Directors to the Named Executive Officers and certain other officers and Company personnel. Bonuses are awarded based on both individual and corporate performance during the year and the level of success in achieving goals. The Board is not obligated to award bonuses.

(2) Amounts under the column heading "All Other Compensation" represent matching contributions made by the Company under our 401(k) defined contribution plan, the value of personal use of Company-owned vehicles, and other miscellaneous compensation. In fiscal year 2006, matching contributions to the 401(k) plan for Mr. Wilson, Mr. Nielson, Mr. Killpack, and Mr. Dye totaled $5,800, $7,500, $2,400, and $3,700 respectively. The value of personal use of Company-owned vehicles and other miscellaneous compensation for Mr. Wilson, Mr. Nielson, Mr. Killpack, and Mr. Dye totaled $26,900, $10,600, $2,400, and $0, respectively. In fiscal year 2006, 2005, and 2004,
Mr. Wilson received $21,400, $35,000, and $27,000, respectively, for serving on the Board of Directors of Broda Enterprises, Inc. which is included in miscellaneous compensation.

(3) Options vest over a four-year period commencing in 2004, one-fourth of the options vesting per year.

     No stock option grants were made during the last completed fiscal year to any of the Company's Named Executive Officers.

     Shown below is information with respect to exercises of stock options during the last completed fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options.


             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION VALUES

                                                    NUMBER             VALUE
                                              OF SECURITIES    OF UNEXERCISED
                                                 UNDERLYING      IN-THE-MONEY
                                                UNEXERCISED   OPTIONS/SARS AT
                                            OPTIONS/SARS AT    MARCH 31, 2005
                                          MARCH 31, 2005(#)            ($)(1)
                        SHARES
                   ACQUIRED ON       VALUE     EXERCISABLE/      EXERCISABLE/
                   EXERCISE(#)  REALIZED($)   UNEXERCISABLE     UNEXERCISABLE
                   -----------  -----------   -------------   ---------------
Gregory L. Wilson     30,000    $243,000               0/0              $0/$0

Bradley T Nielson     20,001    $244,000          67,500/0         772,000/ 0

Paul R. Killpack       1,000       8,000     35,000/ 6,500    272,000/ 25,000

Gregory D. Dye         1,000       7,000     27,000/ 7,500    213,000/ 12,000

     (1) Value is based on market price of the Company's Common Stock (closing price of $19.49 per share on The Nasdaq National Market on March 31,
2006) less the exercise price.


The following table presents information about the Company's common stock that may be issued upon the exercise of options, warrants and rights under existing equity compensation plans at March 31, 2006:

                     EQUITY COMPENSATION PLAN INFORMATION

                            Number of      Weighted-      Number of securities
                            securities     average        remaining available
                            to be          exercise       for future issuance
                            issued upon    price of       under equity compen-
                            exercise of    outstanding    sation plans (exclu-
                            outstanding    options,       ding securities
                            options,       warrants       reflected in column
Plan Category               and rights     and rights     (a))
--------------------------  ----------     -----------    ---------------
                                (a)            (b)                (c)
Equity compensation plans
 approved by security
 holders                      375,371        $12.28            12,080

Equity compensation plans
 not approved by security
 holders                         --             --               --
--------------------------  ----------     -----------    ---------------
Total                         375,371        $12.28            12,080
==========================  ===========    ===========    ===============

                                    PROPOSAL 2

                     APPROVAL OF 2006 STOCK INCENTIVE PLAN

     The Board of Directors proposes that the shareholders approve the adoption of the 2006 Stock Incentive Plan. The Company has heretofore utilized most of the shares available for grant under its 1997 Stock Incentive Plan. The Board believes that approval of the 2006 Stock Option Plan will provide it with a valuable tool for attracting, retaining, and motivating qualified personnel at all levels for the Company and its affiliates.

                           2006 STOCK INCENTIVE PLAN

     The Board of Directors has adopted the 2006 Stock Incentive Plan, subject to the approval of the Company's shareholders being solicited by this proxy statement. A summary of the principal features of the 2006 Stock Option Plan is set forth below, but is qualified in its entirety by reference to the full text of the 2006 Stock Option Plan, a copy of which is attached to this Proxy Statement as Appendix A. All defined terms used below have the meanings set forth in the 2006 Stock Incentive Plan unless otherwise indicated.

     As of June 9, 2006, no options to purchase shares of the Company's Common Stock had been granted under the Company's 2006 Stock Incentive Plan, which expires by its own terms in June 2016. As of June 9, 2006, the Company had 300,000 shares reserved for issuance upon exercise of options that could be granted under the 2006 Stock Incentive Plan.

SUMMARY OF THE 2006 STOCK INCENTIVE PLAN

GENERAL. The 2006 Stock Incentive Plan provides for the grant to directors, officers, consultants and employees of the Company and its affiliates of incentive stock options ("ISO's"), non-qualified stock options ("NQSO's"), awards of Company stock ("Awards"), direct purchases of Company stock ("Purchases"), or other stock-based awards, for up to an aggregate of 300,000 shares of Common Stock. To the extent awards granted under the 2006 Stock Incentive Plan are canceled or expire prior to exercise, or are surrendered, the shares covered thereby again become available for grants.

ADMINISTRATION. The 2006 Stock Incentive Plan will be administered by the Compensation Committee or such other committee as the Board may designate for such purpose. The Committee is responsible for making all other determinations with respect to administration of the 2006 Stock Incentive Plan.

PARTICIPATION. Options may be granted under the 2006 Stock Incentive Plan to directors, officers, consultants, and employees of the Company and its affiliates. Options are intended to be granted to employees and directors in the United States and in certain foreign jurisdictions. Currently, the Company has approximately 400 employees, including 4 executive officers and employee directors, and 4 non-employee directors. The Board or a committee designated by the Board is authorized in its discretion to designate persons who are to be granted options under the 2006 Stock Incentive Plan.

AWARDS. The grant of options under the 2006 Stock Incentive Plan, and the terms of such options, are determined by the Board or a committee designated by the Board for that purpose. Options may be either incentive stock options (ISO's) or nonqualified stock options (NQSO's). The aggregate fair market value as of the date of grant of the Common Stock for which any ISO granted under the 2006 Stock Incentive Plan may first become exercisable in any calendar year shall not exceed $100,000.

PRICE OF OPTION SHARES. The purchase price for Common Stock acquired upon exercise of an option is determined by the Board or a committee designated by the Board, at the time the option is granted, but may not be less than the fair market value of such Common Stock on the date of grant of the option, or in the case of ISO's granted to a Ten Percent Stockholder (as defined in the Internal Revenue Code), 110 percent of the fair market value on the date of grant. Upon exercise of an option, the purchase price will be paid in cash, promissory note, or common stock already owned (or a combination thereof) or, in the discretion of the Committee, in the form of other consideration (including the relinquishment of a portion of the option) having a fair market value equal to the purchase price.

EXERCISE. The exercise period of options granted under the 2006 Stock Incentive Plan is ten years, provided that the exercise period for ISO's granted to a Ten Percent Stockholder will be five years. The 2006 Stock Incentive Plan provides that vested options will remain exercisable until the earliest to occur of (i) the expiration of the term for which it was granted and (ii) three months after the participant's retirement or involuntary termination of employment (other than due to death or disability). Upon the death or total disability of an employee participant prior to the termination of employment, vested options continue to be exercisable for a period of one year after the participant's death or total disability. The period may by varied at the time of the grant, but may not be extended beyond the expiration date of the option.

NOTIFICATION OF SALE. The 2006 Stock Incentive Plan provides that employees who sell Common Stock received upon exercise of an ISO before the later of two years from the date the option is granted and one year from the date of the exercise of such option must notify the Company of any such sale. See "Federal Income Tax Treatment of Stock Options" below.

ADJUSTMENTS. The 2006 Stock Incentive Plan provides for appropriate adjustments in the number and kind of shares subject to outstanding options, and in the price of shares with respect to which such options have been granted, in the case of changes in the Company's outstanding Common Stock by reason of stock dividends, stock splits, recapitalizations and the like. In certain circumstances, including a change of control of the Company, the Board of Directors, with the consent of the optionees, provides that (i) all outstanding options will become immediately exercisable and (ii) the Company may pay cash to a participant in exchange for the cancellation of outstanding options.

TRANSFERABILITY DURING LIFETIME. During the lifetime of a participant to whom an option is granted, only the participant, or the participant's legal representative, may exercise an option.

TERMINATION AND AMENDMENT. The Board of Directors may in its discretion amend or terminate the 2006 Stock Incentive Plan except for certain provisions requiring shareholder approval.

FEDERAL INCOME TAX TREATMENT OF STOCK OPTIONS The rules governing the tax treatment of stock options are complex, and the following discussion is necessarily a general discussion of current federal income tax consequences and does not purport to be complete. Statutory provisions, and interpretations thereof, are subject to change.

INCENTIVE STOCK OPTIONS. The participant recognizes no taxable gain or loss when an ISO is granted or exercised, although upon exercise the spread between the fair market value and the exercise price generally is an item of tax preference for purposes of the participant's alternative minimum tax. If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the participant recognizes any gain or loss realized upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the shares are not held for the Holding Periods, the gain is ordinary income to the participant to the extent of the difference between the exercise price and the fair market value of Common Stock on the date the option is exercised. Any difference between the ultimate sale price of the acquired Common Stock and the fair market value of such Common Stock on the date of exercise will be treated as capital gain or capital loss, as the case may be. Also, in such circumstances, the Company receives a deduction equal to the amount of any ordinary income recognized by the participant, to the extent qualified under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as applicable. The 2006 Stock Incentive Plan requires that the employee notify the Company of any sale of Common Stock received upon exercise of an ISO during such Holding Periods.

NON-QUALIFIED STOCK OPTION. The participant recognizes no taxable income and the Company receives no deduction when an NQSO is granted. Upon exercise of an NQSO, the participant recognizes ordinary income and the Company receives a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, to the extent qualified under Section 162(m) of the Code, as applicable. Gain or loss recognized on a disposition of the shares is treated as a capital gain or loss. SECTION 162(M). Under Section 162(m) of the Code and regulations thereunder (referred to collectively as Section "162(m)" or the Code), the amount of compensation paid by a publicly held corporation to its chief executive officer and the four other most highly compensated executive officers during any year which may be deductible for federal income tax purposes is limited to $1,000,000 per person per year. Compensation which qualifies as performance-based is excluded from this limit on the amount of deductible compensation. The 2006 Stock Incentive Plan has been structured to permit the grant of options under the Plan that, when exercised, will or may result in compensation to the optionee that qualifies as performance-based compensation that is excluded from the limit imposed by Section 162(m); however, the Plan also permits the grant of options that, when exercised, would result in compensation that would be subject to the deductibility limits of Section 162(m).

NEW PLAN BENEFITS. We cannot currently determine the exact number of options to be granted in the future under the 2006 Stock Incentive Plan to our Named Executive Officers, to all executive officers as a group, to all directors as a group, or to all employees as a group. For the fiscal year ended March 31, 2006, we did not grant any options to any of our executive officers or directors.

VALUATION OF COMMON STOCK. On June 23, 2006 the closing price of our common stock as report on Nasdaq was $18.09.

RECOMMENDATION OF BOARD OF DIRECTORS: THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE 2006 STOCK INCENTIVE PLAN AND RECOMMENDS THAT THE STOCKHOLDER VOTE "FOR" THE PROPOSAL. ASSUMING A QUORUM IS PRESENT, A MAJORITY OF VOTES CAST BY THE SHARES ENTITLED TO VOTE FOR APPROVAL OF THE 2006 STOCK INCENTIVE PLAN WILL BE REQUIRED TO APPROVE THE 2006 STOCK INCENTIVE PLAN. ABSTENTIONS AND BROKER NON-VOTES WILL NOT AFFECT THE APPROVAL OF THE PLAN UPON RECEIVING A PLURALITY OF VOTES.


                     REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee Report establishes our executive compensation policies and the basis for the compensation paid to our executive officers, including our Chief Executive Officer, during the fiscal year ended March 31, 2006.

COMPOSITION AND RESPONSIBILITY OF COMPENSATION COMMITTEE

     The Compensation Committee is responsible for reviewing and approving our compensation policies and practices, for reviewing and approving the remuneration of the Company's directors and senior management, for succession planning with respect to our senior executive positions and for administering the Company's stock option plans. The Compensation Committee bases its recommendations on established policies and on the individual's and the Company's performance. None of the members of the Compensation Committee are officers or employees of the Company or its subsidiaries. All members of the Compensation Committee are Independent Directors.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     Our principal goal is to create value for our shareholders. We believe that officers and employees who advance that goal should have their compensation allied with the interests of shareholders.

     Our executive compensation philosophy is founded on four principal objectives: 1) to link the interests of executive officers with the short and long-term interests of our shareholders; 2) to link executive compensation to the performance of the Company and the individual; 3) to leverage performance through emphasis on variable compensation; and 4) to compensate executive officers at a level and in a manner that ensures we are capable of attracting, motivating and retaining individuals with exceptional executive skills.

     The majority of the compensation of our executive officers is comprised of three components - salary, annual cash bonuses and long-term incentives in the form of stock options - and is structured to be competitive within the industry and geographic location. Cash bonuses and stock options are directly linked to our performance and the individual's contribution to our strategic goals. The Compensation Committee considers our record of financial performance in all of its compensation reviews.

BASE SALARY

     On average, base salaries are set at levels lower than the median base salary levels of executives of comparable positions within the institutional furniture industry and geographical location. Base salaries are reviewed and adjusted periodically.

CASH BONUSES

     Cash bonuses for executive officers reflect both individual and corporate performance during the year and our success in achieving our goals. The performance criteria considered in determining cash bonus awards vary in accordance with the position and responsibilities of the individual being evaluated. Financial and operational indicators, combined with personal achievements that demonstrate a contribution to our growth, are among the significant considerations in determining bonuses for executive officers.

STOCK OPTIONS

      The purpose of our 1997 Stock Incentive Plan is two-fold: 1) to ensure an incentive exists to maximize shareholder wealth by tying executive compensation to share price performance; and 2) to reward those executives making a long-term commitment to the Company. Stock options are granted by the Compensation Committee in accordance with the 19972006 Stock Incentive Plan approved by shareholders at not less than the closing price on the business day the options are granted. According to the plan's provisions, the Compensation Committee determines the number of shares subject to each option, the option price, the extent to which each option is exercisable from time to time during the term of the option, and any other provisions with respect to
such option.   Options are not assignable.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The salary we paid to Bradley T Nielson for the fiscal year ended March 31, 2006 was determined in accordance with the policies set forth above. The Compensation Committee believes Mr. Nielson's base salary is lower than the compensation paid by companies of comparable size or within our industry. We paid $175,000 in bonuses to Mr. Nielson based on our strategic, revenue, and operating profit performance for the fiscal year ended March 31, 2006 compared to targeted goals. The Compensation Committee elected not to make any equity awards to Mr. Nielson during the fiscal year ended March 31, 2006 because of existing incentives tied to our performance.

     The Compensation Committee believes that the concepts discussed above further the shareholders' interests and that officer compensation encourages responsible management of the Company.

                    COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                       Ralph E. Crump, Chairman of the Compensation Committee Peter Najar, Member
                       Hal B. Heaton, Member

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is comprised of Ralph E. Crump, Peter Najar, and Hal B. Heaton, none of whom is a current or former officer of the Corporation. There are no interlocking Board memberships between officers of the Corporation and any member of the Committee.

     401(K) PLAN. In January 1995, our Board of Directors adopted a Defined Contribution 401(k) Plan and Trust (the "401(k) Plan"). The 401(k) Plan allows the Board to determine the amount of the Company contribution. The Board adopted a contribution formula specifying that such discretionary employer matching contributions would equal 25 percent of the participating employee's contribution to the 401(k) Plan up to a maximum discretionary employer contribution of 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. In addition, the Board at its discretion can provide for additional employer matching. For the 401(k) Plan year ended December 31, 2005, the Board provided for additional matching contributions that would equal 62.5 percent of the participating employee's contribution to the 401(k) Plan up to a maximum 3 percent of a participating employee's compensation, as defined by the 401(k) Plan. The 401(k) Plan allows the Board to utilize either our Common Stock or cash as a matching contribution. To date, all matching contributions have been in cash. The Board has approved the reservation of 187,500 shares of Common Stock for issuance under the Company's 401(k) Plan. These shares may be issued to satisfy all or a portion of our matching contribution under the 401(k) Plan or issued as a result of a participant's election to acquire shares of our Common Stock as an investment option under the 401(k) Plan. If such investment option is elected by plan participants, the shares will be issued at a price per share which is equal to the fair market value of a share of Common Stock on the last day of the applicable quarterly election period. As of June 6, 2006, 129,371 shares had been issued to the 401(k) Plan, leaving 58,129 shares remaining to be issued to the 401(k) Plan. All domestic employees who have completed at least six months of service with us and who satisfy other requirements are eligible to participate in the 401(k) Plan.

     EMPLOYMENT AGREEMENTS. We have entered into an employment agreement effective May 21, 2003, with Gregory L. Wilson, the Company's Chairman, for a term ending May 20, 2008. We have entered into employment agreements effective June 23, 2006 with Bradley T Nielson, Chief Executive Officer, Paul
R. Killpack, Chief Financial Officer, and Gregory D. Dye, Corporate Secretary, each for a term ending June 23, 2011. Each employment agreement provides that compensation will be determined annually by the Compensation Committee of the Board of Directors. Each employment agreement contains a non-compete clause covering the term of the agreement and three years thereafter. Except for Mr. Wilson's agreement, each employment agreement can be terminated by us without cause entitling the terminated employee to six months salary as severance.
Mr. Wilson's employment agreement can be terminated by us without cause entitling him to two months salary as severance.

     DIRECTOR COMPENSATION. Except for Mr. Heaton, our directors receive no compensation for attendance at Board meetings. However, the directors are reimbursed for their expenses related to attending Board meetings. Mr. Heaton is paid $1,500 for each Board Meeting attended.

                      REPORT OF THE AUDIT COMMITTEE

     The Audit Committee consists of Hal B. Heaton, Ralph E. Crump and Peter Najar, each of whom is an Independent Director. The Audit Committee functions pursuant to a written charter adopted by our Board of Directors.

     In accordance with the written charter adopted by our Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During fiscal 2006, the Committee met four times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with our chief executive officer, chief financial officer, and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm ("independent auditors") a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence. The Audit Committee also discussed with our management and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks. The Audit Committee also considered whether non-audit services provided by the auditors during the last fiscal year were compatible with maintaining the auditor's independence.

     The Audit Committee discussed and reviewed with the independent auditors all matters and communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended March 31, 2006 with our management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the auditors to the Committee, the Audit Committee recommended to the Board that our Company's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the Securities and Exchange Commission.

                              AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                              Hal B. Heaton, Chairman of Audit Committee
                              Ralph E. Crump, Member
                              Peter Najar, Member

AUDITOR'S FEES

     Fees paid to our auditor's firm were comprised of the following:

                                         2006          2005
                                      ----------    ----------
Audit Fees (a)                          $122,000      $114,000

Audit-Related Fees (b)                    14,000         7,000

Tax Fees (c)                              20,000        21,000

All Other Fees                              None          None
                                      ----------     ---------
Total Fees                              $156,000      $142,000
                                      ==========     =========

(a) Fees for audit services consisted of the audit of our annual financial statements and reviews of our quarterly financial statements.
(b) Fees for audit related services in 2006 and 2005 consisted of the audit of our employee benefit plan.
(c) Tax fees consisted of assistance with tax compliance, preparation of tax returns, and tax consultation, planning and implementation services.

PRE-APPROVAL OF FEES

     The Audit Committee has delegated to the Chair of the Audit Committee authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by our independent auditors and associated fees. The Chair must report any decisions to pre-approve such audit-related or non-audit related services and fees to the full Audit Committee at its next regular meeting. All of the fees for the fiscal years ended March 31, 2006 and 2005 were pre-approved.

AUDIT COMMITTEE FINANCIAL EXPERT

     Our Board of Directors has determined that each of Hal B. Heaton, Chair of the Audit Committee, and Ralph E. Crump, Audit Committee Member, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is an independent director. Our Board of Directors has designated Hal B. Heaton, Chair of the Audit Committee as its audit committee financial expert.

CODE OF ETHICS

      We have adopted a code of business conduct and ethics for our directors, officers and executives. The Code of Ethics is available on our website at www.mityinc.com. You may request a free copy of the Code of Ethics from us at MITY Enterprises, Inc., Attn: Investor Relations, 1301 West 400 North, Orem, UT 84057.

CERTAIN TRANSACTIONS

     We have entered into indemnification agreements with each of our officers and directors. We have adopted policies that prohibit any loans to officers, directors and 5 percent or more shareholders. During the fiscal year ended March 31, 2006, no such transactions occurred.

                    REPORT OF THE NOMINATING COMMITTEE

The Nominating Committee has three members who are all Independent Directors. The Nominating Committee performs in accordance with a charter adopted by our Board of Directors, a copy of which can be found on our website at www.mityinc.com.

BOARD COMPOSITION

The Nominating Committee's responsibilities are to make recommendations to our Board of Directors from time to time as to changes that the Nominating Committee believes to be desirable as to the size of the Board or any committee thereof. In performing this duty, the Nominating Committee identifies individuals believed to be qualified to become Board members and to select, or recommend to the Board, the nominees to stand for election as directors at the Annual Meeting of shareholders or, if applicable, at a special meeting of shareholders.

QUALIFICATIONS

In selecting or recommending candidates, the Nominating Committee shall take into consideration the criteria approved by the Board, which may be set forth in any Corporate Governance Guidelines adopted by the Board and such other factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Nominating Committee will consider director candidates recommended by Shareholders and submitted to the Nominating Committee and will evaluate them using the same criteria previously listed. Shareholders wishing to suggest a candidate for Director should write to the Chair of the Nominating Committee before February 14, 2007, and include: a statement that the writer is a shareholder and is proposing a candidate for Director; the name of and contact information for the candidate; a statement of the candidate's business and educational experience; information about each of the factors listed above, sufficient to enable the Nominating Committee to evaluate the candidate; a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company; detailed information about any relationship or understanding between the writer or any other shareholder and the candidate; and a statement that the candidate is willing to be considered and will serve as a Director if nominated and elected. Proposals should be sent to Attn:
Gregory L. Wilson, Chairman, 1301 West 400 North, Orem, UT 84057. The Committee may consider candidates proposed by management, but is not required to do so. Prior to the release of this year's proxy statement, no security holder director nominations have been received.

                    NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

                         Peter Najar, Chairman of the Nominating Committee Ralph E. Crump, Member
                         Hal B. Heaton, Member

STOCK PERFORMANCE

     The following graph compares the yearly percentage change in the cumulative total shareholder return on our Common Stock for the period beginning April 1, 2001 and ending March 31, 2006 with the cumulative total return of other indices. The comparison assumes $100 was invested on April 1, 2001 in our Common Stock and in each of such indices and assumes reinvestment of dividends. The publicly traded companies in the peer index are Chromcraft Revington, Inc., Flexsteel Industries, Inc., and Virco Manufacturing Corporation. Falcon Products, Inc. was previously included in our index but is no longer included as they are not publicly traded.



                           [GRAPHIC OMITTED]


                     4-1-01   3-31-02   3-31-03   3-31-04   3-31-05   3-31-06
                    -------   -------   -------   -------   -------   -------
MITY Enterprises,
  Inc.              $100.00   $175.73   $150.70   $233.03   $204.99   $266.53

Russell 2000 Index   100.00    105.71     77.21    126.49    133.34    167.80

Self-determined
 Peer Group          100.00    120.71    123.68    136.82    125.18    104.86



                             INDEPENDENT AUDITOR

     Deloitte & Touche LLP serves as our independent auditor. A representative from Deloitte & Touche LLP will be in attendance at the Annual Meeting of Shareholders, will have the opportunity to make a statement if the representative so decides, and will be available to answer questions by shareholders. The audit committee has yet to select the audit firm to serve for the fiscal year ending March 31, 2007.


                                OTHER MATTERS

     We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as we may recommend.

             ANNUAL REPORT TO SECURITIES AND EXCHANGE COMMISSION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS WITHOUT CHARGE BY WRITTEN REQUEST TO PAUL R. KILLPACK, CHIEF FINANCIAL OFFICER, MITY ENTERPRISES, INC., 1301 WEST 400 NORTH, OREM, UTAH 84057. THE REPORT IS ALSO AVAILABLE ON THE COMPANY'S WEBSITE AT www.mityinc.com UNDER "FINANCIAL INFO - SEC FILINGS."


                                        By the Order of Board of Directors



                                        -----------------------------------
                                        /s/ Gregory D. Dye
                                        Gregory D. Dye, Corporate Secretary
DATED:  June 26, 2006

FORM OF PROXY:


                               MITY ENTERPRISES, INC.

                     PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MITY ENTERPRISES, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 3, 2006.

The undersigned common shareholder of MITY Enterprises, Inc., a Utah corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, to be held on August 3, 2006, 2:00 p.m. local time at the Company's headquarters, 1301 West 400 North, Orem, Utah, and hereby appoints Bradley T Nielson and Gregory D. Dye, or either of them, each with the full power of substitution, as proxies to act and to vote, as designated herein, at said Annual Meeting of Shareholders and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on the matters set forth below, if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

A. ELECTION OF DIRECTOR NOMINEES

1. The Board of Directors recommends a vote FOR the listed nominees.

                           For    Withhold
01 - Gregory L. Wilson    [    ]   [    ]
02 - Ralph E. Crump       [    ]   [    ]
03 - C. Lewis Wilson      [    ]   [    ]
04 - Peter Najar          [    ]   [    ]
05 - Hal B. Heaton        [    ]   [    ]

B. ISSUES

The Board of Directors recommends a vote FOR the following proposal.

                                           For    Against  Abstain
2.  TO APPROVE THE ADOPTION OF THE
    COMPANY'S 2006 STOCK INCENTIVE PLAN   [    ]   [    ]   [    ]

3.  IN THEIR DISCRETION, ON SUCH OTHER BUSINESS
   AS MAY PROPERLY COME BEFORE THE MEETING.

C. AUTHORIZED SIGNATURES - SIGN HERE - This section must be completed for your instructions to be executed.

(This proxy should be marked, dated, signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person).

Signature 1 - Please keep signature within the box

[                                                          ]

Signature 2 - Please keep signature within the box

[                                                          ]

Date (mm/dd/yyyy)

[                      ]

                                  APPENDIX A

                            MITY ENTERPRISES, INC.
                          2006 STOCK INCENTIVE PLAN

SECTION 1.  PURPOSE

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company's business and to afford such persons an opportunity to acquire a proprietary interest in the Company.

SECTION 2.  DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b) "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(d)  "Board" shall mean the Board of Directors of the Company.

(e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f) "Committee" shall mean a committee of Directors designated by the Board to administer the Plan, which shall initially be the Company's compensation committee. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3 and Section 162(m) of the Code, and each member of the Committee shall be a "Non-Employee Director."

(g) "Company" shall mean MITY Enterprises, Inc., a Utah corporation, and any successor corporation.

(h)  "Corporate Transaction" shall mean any corporate transaction described in
Section 4(c) of the Plan.

(i) "Director" shall mean a member of the Board, including any Non-Employee Director.

(j) "Dividend Equivalent" shall mean any right granted under Section 6(e) of the Plan.

(k) "Eligible Person" shall mean any employee, officer, consultant, independent contractor or director providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person.

(l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

(m) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing and unless otherwise determined by the Committee, the Fair Market Value of a Share as of a given date shall be, if the Shares are then listed on the Nasdaq National Market, the average of the high and low sales price of one Share as reported on the Nasdaq National Market on such date or, if the Nasdaq National Market is not open for trading on such date, on the most recent preceding date when it is open for trading.

(n) "Incentive Stock Option" shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" in accordance with the terms of Section 422 of the Code or any successor provision.

(o) "Non-Employee Director" shall mean any Director who is not also an employee of the Company or an Affiliate within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code.

(p) "Non-Qualified Stock Option" shall mean an option granted under Section 6(a) of the Plan that is not an Incentive Stock Option.

(q)  "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock
Option.

(r) "Other Stock Grant" shall mean any right granted under Section 6(f) of the Plan.

(s) "Other Stock-Based Award" shall mean any right granted under Section 6(g) of the Plan.

(t) "Participant" shall mean an Eligible Person designated to be granted an Award under the Plan.

(u) "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

(v) "Person" shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(w) "Plan" shall mean the MITY Enterprises, Inc. 2006 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(x) "Reload Option" shall mean any Option granted under Section 6(a)(v) of the Plan.

(y) "Restricted Stock" shall mean any Share granted under Section 6(c) of the Plan.

(z) "Restricted Stock Unit" shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(aa) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(bb) "Securities Act" shall mean the Securities Act of 1933, as amended.

(cc) "Share" or "Shares" shall mean a share or shares of common stock, $0.01 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(dd) "Stock Appreciation Right" shall mean any right granted under Section 6(b) of the Plan.

SECTION 3.  ADMINISTRATION

(a) POWER AND AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be determined in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of any Option or waive any restrictions relating to any Award; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Eligible Person and any holder or beneficiary of any Award.

(b) POWER AND AUTHORITY OF THE BOARD. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.

SECTION 4.  SHARES AVAILABLE FOR AWARDS

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under the Plan shall be 300,000. Notwithstanding the foregoing, (i) the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 300,000, subject to adjustment as provided in Section 4(c) of the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision and (ii) the number of Shares available for granting Restricted Stock and Restricted Stock Units shall not exceed 300,000, subject to adjustment as provided in Section 4(c) of the Plan.

(b) ACCOUNTING FOR AWARDS. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, including Shares tendered in connection with the grant of a Reload Option, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(c) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase price or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Notwithstanding the above, in the event (i) of any reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction (a "Corporate Transaction") or event or
(ii) the Company shall enter into a written agreement to undergo a Corporation Transaction or event, the Committee may, in its sole discretion, cancel any or all outstanding Awards and pay to the holders of any such Awards that are otherwise vested, in cash, the value of such Awards based upon the price per share of capital stock received or to be received by other shareholders of the Company in such event, provided however that if and to the extent required by Code Section 409A and applicable guidance thereunder this sentence shall not apply to any award that is subject to Code section 409A. Unless otherwise specified in the Award Agreement, in the event of a Corporate Transaction in which the Company is not the surviving entity, or the sale of all or substantially all of the Company's assets, the exercisability of any or all outstanding Awards shall automatically be accelerated so that such Awards would be exercisable in full immediately prior to the effective date of such Corporate Transaction or asset sale. However, no such acceleration shall occur if and to the extent any outstanding Awards are, in connection with such Corporate Transaction, or asset sale, either to be assumed by the successor corporation (or parent thereof or to be replaced with a comparable award of the successor corporation (or a parent thereof). The determination of such Award comparability shall be made by the Committee or the Board, and such determination shall be final, binding and conclusive. If any outstanding Award hereunder is assumed in connection with any such Corporate Transaction or asset sale, then such Award shall be appropriately adjusted, immediately after such Corporate Transaction or asset sale, to apply to the number and class of securities which would have been issuable to the holder of such Award upon consummation of such Corporate Transaction or asset sale if the Award had been exercised immediately prior to any such transaction, and appropriate adjustment shall also be made to the exercise price for such Award, provided the aggregate exercise price shall remain the same.

(d) AWARD LIMITATIONS UNDER THE PLAN. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 30,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any taxable year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

SECTION 5.  ELIGIBILITY

Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION 6.  AWARDS

(a) OPTIONS. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee at the time of grant.
(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
(iv) Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:
(A) The Committee will not grant Incentive Stock Options in which the aggregate Fair Market Value (determined as of the time the option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other plans of the Company and its Affiliates) shall exceed $100,000.
(B) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board or the date this Plan was approved by the shareholders of the Company.
(C) Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, such Incentive Stock Option shall expire and no longer be exercisable no later than 5 years from the date of grant.
(D) The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its Affiliate, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.
(E) Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.
(v) Reload Options. The Committee may grant Reload Options, separately or together with another Option and subject to the terms and conditions established by the Committee, pursuant to which the Participant would be granted a new Non-Qualified Stock Option when the payment of the exercise price of a previously granted option for common stock is made by the delivery of Shares owned by the Participant pursuant to Section 6(a)(iii) hereof or the relevant provisions of another plan of the Company, when Shares are tendered or withheld as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of an Option, which new Non-Qualified Stock Option would be a Non-Qualified Stock Option to purchase the number of Shares not exceeding the sum of (A) the number of Shares so provided as consideration upon the exercise of the previously granted option to which such Reload Option relates and (B) the number of Shares, if any, tendered or withheld as payment of the amount to be withheld under applicable tax laws in connection with the exercise of the option to which such Reload Option relates pursuant to the relevant provisions of the plan or agreement relating to such option. Reload Options may be granted with respect to options previously granted under the Plan or any other stock option plan of the Company or any Affiliate or may be granted in connection with any option granted under the Plan or any other stock option plan of the Company or any Affiliate at the time of such grant. Such Reload Options shall have a per share exercise price equal to the Fair Market Value of one Share as of the date of grant of the new Non-Qualified Stock Option. Any Reload Option shall be subject to availability of sufficient Shares for grant under the Plan. Shares surrendered as part or all of the exercise price of the Non-Qualified Stock Option to which it relates that have been owned by the optionee less than six months will not be counted for purposes of determining the number of Shares that may be purchased pursuant to a Reload Option.

(b) STOCK APPRECIATION RIGHTS. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan. Each Stock Appreciation Right granted under the Plan shall confer on the holder upon exercise the right to receive, as determined by the Committee, cash or a number of Shares equal to the excess of (a) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over
(b) the grant price of the Stock Appreciation Right as determined by the Committee, which grant price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions (including conditions or restrictions on the exercise thereof) of any Stock Appreciation Right shall be as determined by the Committee.

(c) RESTRICTED STOCK AND RESTRICTED STOCK UNITS. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:
(i) Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a restriction on or prohibition against the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.
(ii) Stock Certificates. Any Restricted Stock granted under the Plan shall be evidenced by the issuance of a stock certificate or certificates, which shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the applicable Award Agreement and possible forfeiture of such shares of Restricted Stock.
(iii) Forfeiture. Except as otherwise determined by the Committee, upon a Participant's termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all applicable Shares of Restricted Stock and Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units.

(d) PERFORMANCE AWARDS. The Committee is hereby authorized to grant Performance Awards to Eligible Persons subject to the terms of the Plan. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e) DIVIDEND EQUIVALENTS. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan, such Dividend Equivalents may have such terms and conditions as the Committee shall determine.

(f) OTHER STOCK GRANTS. The Committee is hereby authorized, subject to the terms of the Plan, to grant to Eligible Persons Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(g) OTHER STOCK-BASED AWARDS. The Committee is hereby authorized to grant to Eligible Persons, subject to the terms of the Plan, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(g) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(h)  GENERAL.
(i) Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as determined by the Committee and required by applicable law.
(ii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii) Forms of Payment under Awards. Subject to the terms of the Plan, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents with respect to installment or deferred payments.
(iv) Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution and the Company shall not be required to recognize any attempted assignment of such rights by any Participant; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant; provided, further, that, if so determined by the Committee, a Participant may transfer a Non-Qualified Stock Option to any Family Member (as such term is defined in the General Instructions to Form S-8 (or successor to such Instructions or such Form)) at any time that such Participant holds such Option, provided that the Participant may not receive any consideration for such transfer, the Family Member may not make any subsequent transfers other than by will or by the laws of descent and distribution and the Company receives written notice of such transfer, provided, further, that, if so determined by the Committee and except in the case of an Incentive Stock Option, Awards may be transferable as determined by the Committee. Except as otherwise determined by the Committee with respect to awards other than Incentive Stock Options, each Award or right under any such Award shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. Except as otherwise determined by the Committee with respect to awards other than Incentive Stock Options, no Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or other encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.
(v) Term of Awards. Subject to Section 6(a)(iv)(C), the term of each Award shall be for such period as may be determined by the Committee.
(vi) Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may direct appropriate stop transfer orders and cause other legends to be placed on the certificates for such Shares or other securities to reflect such restrictions. If the Shares or other securities are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.

SECTION 7.  AMENDMENT AND TERMINATION; ADJUSTMENTS

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided that if and to the extent required by Code Section 409A and applicable guidance thereunder, such authority will not include the authority to terminate deferred compensation arrangements in violation of Code Section 409A; and provided further, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:
(i) violates the rules or regulations of the National Association of Securities Dealers, Inc. or any other securities exchange that are applicable to the Company;
(ii) causes the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan;
(iii) increases the number of shares authorized under the Plan as specified in Section 4(a);
(iv) permits the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, as prohibited by Sections 6(a)(i) and 6(b) of the Plan; or
(v) would prevent the grant of Options or Stock Appreciation Rights that would qualify under Section 162(m) of the Code.

(b) AMENDMENTS TO AWARDS. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in an Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 8.  INCOME TAX WITHHOLDING

In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal, state and local taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, but only to the extent of the minimum amount required to be withheld under applicable laws or regulations or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes, but only to the extent of the minimum amount required to be withheld under applicable laws or regulations. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

SECTION 9.  GENERAL PROVISIONS

(a) NO RIGHTS TO AWARDS. No Eligible Person or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b) AWARD AGREEMENTS. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c) PLAN PROVISIONS CONTROL. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d) NO RIGHTS OF STHAREHOLDERS Except with respect to Shares of Restricted Stock as to which the Participant has been granted the right to vote, neither a Participant nor the Participant's legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable to such Participant upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued in the name of such Participant or such Participant's legal representative without restrictions thereto.

(e) NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(f) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ, or us giving a director of the Company or an Affiliate the right to continue as a director or an Affiliate of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment, or terminate the term of a director of the Company or an Affiliate, free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. The Awards granted hereunder shall not form any part of the wages or salary of any Eligible Person for purposes of severance pay or termination indemnities, irrespective of the reason for termination of employment. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g) GOVERNING LAW. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Utah.

(h) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i) NO TRUST OR FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and an Eligible Person or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j) OTHER BENEFITS. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

(k) NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l) HEADINGS. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(m) SECTION 16 COMPLIANCE; SECTION 162(m) ADMINISTRATION. The Plan is intended to comply in all respects with Rule 16b-3 or any successor provision, as in effect from time to time, and in all events the Plan shall be construed in accordance with the requirements of Rule 16b-3. If any Plan provision does not comply with Rule 16b-3 as hereafter amended or interpreted, the provision shall be deemed inoperative. The Board of Directors, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan with respect to persons who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Eligible Persons.
With respect to Options and Stock Appreciation Rights, the Company intends to have the Plan administered in accordance with the requirements for the award of "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.

(n) CONDITIONS PRECEDENT TO ISSUANCE OF SHARES. The Company shall not be required to issue Shares pursuant to the exercise or payment of the purchase price relating to an Award unless such exercise or payment and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any applicable Stock Exchange and the Utah Revised Business Corporation Act. As a condition to the exercise or payment of the purchase price relating to such Award, the Company may require that the person exercising or paying the purchase price represent and warrant that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation and warranty is required by law.

(o) INDEMNIFICATION. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 10.  EFFECTIVE DATE OF THE PLAN

The Plan shall be effective upon its adoption by the Board, provided, however, that in the event the Plan is not approved by the shareholders of the Company within one year thereafter, the Plan will be terminated and all Awards granted under the Plan will be terminated and deemed null and void, provided further, that no Award may vest and no Shares (including Shares of Restricted Stock) may be issued under the Plan prior to approval of the Plan by the shareholders of the Company.

SECTION 11.  TERM OF THE PLAN

No Award shall be granted under the Plan after ten years from the earlier of the date of adoption of the Plan by the Board or the date of shareholder approval or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Board to amend the Plan, shall extend beyond the termination of the Plan.